UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2006 (November 17, 2006)

 VISEON, INC.
(Exact name of registrant as specified in its Charter)

Nevada	0-27106	41-1767211
(State or other	(Commission File	(IRS Employer
jurisdiction of Incorporation)	Number)	Identification Number)

17103 Preston Road, Suite 150N
Dallas, Texas 75248
(Address of principal executive offices)

Registrant's telephone number, including area code: (972) 220-1500

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 3.02 Unregistered Sales of Equity Securities

On November 17, 2006, the Board of Directors of Viseon, Inc., a Nevada corporation (“Viseon”), approved the issuance of an aggregate 17,939,522 shares of Viseon’s common stock, $0.01 par value (“Common Stock”), as payment of a portion of the dividends that had accrued as of November 1, 2006, on Viseon’s outstanding shares of Series A and Series B Convertible Preferred Stock. The Series A and Series B Convertible Preferred Stock holders are entitled to receive dividends in an aggregate amount of $237,500 and $940,000, respectively, per year, payable quarterly. The terms of both the Series A and Series B Convertible Preferred Stock allow Viseon the option to pay the required dividends on the preferred shares in shares of Common Stock, rather than cash. Viseon elected to exercise this option and issued 3,826,781 shares of Common Stock with respect to 95 shares of Series A Convertible Preferred Stock for dividends due November 1, 2006, and issued 14,112,741 shares of Common Stock with respect to 376 shares of Series B Convertible Preferred Stock for dividends due November 1, 2006, together with an aggregate $2,292.98 and $26,837.07 in cash, respectively. The aforementioned shares of Common Stock were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISEON, INC.

Date: November 22, 2006	By:	/s/ Brian R. Day
Brian R. Day Chief Financial Officer